UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

May 24, 2006

Power Integrations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0- 23441	94-3065014
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5245 Hellyer Avenue

San Jose, California 95138-1002

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(408) 414-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 24, 2006, Power Integrations, Inc. (the “Company”) received a written Staff Determination notice from the Nasdaq Stock Market stating the Company is not in compliance with Nasdaq’s Marketplace Rule 4310(c)(14) because the Company has not timely filed its report on Form 10-Q for the quarter ended March 31, 2006. As previously disclosed, Nasdaq initially informed the Company on March 17, 2006 that its securities would be delisted for failure to timely file its Form 10-K for the year ended December 31, 2005, unless the Company requested a hearing in accordance with applicable Nasdaq Marketplace rules. The Company subsequently requested and was granted a hearing with the Nasdaq Listing Qualifications Panel (the “Listing Panel”) on April 12, 2006. Also as previously disclosed, on May 2, 2006, the Listing Panel granted a conditional extension to the Company’s request for continued listing on the Nasdaq National Market provided that the Company (i) provide Nasdaq with information regarding the final results of its internal investigation on or before June 7, 2006, (ii) file its Form 10-K for the year ended December 31, 2005 and all required restatements on or before July 12, 2006, and (iii) file its Form 10-Q for the quarter ended March 31, 2006 on or before August 2, 2006. A copy of the press release issued on May 26, 2006 announcing the receipt of the notice is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statement and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Title or Description
99.1	Press Release dated May 26, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2006

Power Integrations, Inc.

By:	/s/ Balu Balakrishnan
Balu Balakrishnan
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Power Integrations Press Release, issued May 26, 2006.